UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2001

Umpqua Holdings Corporation
(Exact Name of Registrant as specified in its charter)

Oregon	000-25597	93 - 1261319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 S.W. Market Street, Suite 1900, Portland, Oregon	97201
Address of Principal Executive Office	Zip Code

Registrant's telephone number including area code:    503-546-2490

445 SE Main Street, Roseburg, Oregon, 97470
Former Address

Item 5. Other Information

           On June 22, 2001, the registrant issued a press release announcing that it had entered into an Agreement and Plan of Reorganization by and among Umpqua Holdings Corporation, its wholly owned banking subsidiary Umpqua Bank, and Independent Financial Network, Inc., an Oregon corporation (“IFN”), pursuant to which IFN will merger with and into Umpqua Holdings Corporation. A copy of the press release is attached as an exhibit to this report on Form 8-K.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of business acquired. Not applicable.
(b)	Exhibits. The following exhibits are being filed herewith and this list shall constitute the exhibit index:
Exhibit
99	Press Release

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Date: June 21, 2001	By: /s/ Daniel A. Sullivan Executive Vice President and Chief Financial Officer

EXHIBIT 99

FOR IMMEDIATE RELEASE

For more information, please contact:

Lani Hayward Umpqua Holdings Corporation 503-228-2117 lanih@umpquabank.com	Dan Sullivan Umpqua Holdings Corporation 503-546-2492 dans@umpquabank.com	Ken Ray KVO Public Relations 503-221-7415 ken_ray@kvo.com

UMPQUA HOLDINGS CORPORATION TO ACQUIRE
INDEPENDENT FINANCIAL NETWORK

IFN’s Seven Community Banks Join Umpqua Bank Family

ROSEBURG, Ore. -- June 22, 2001 -- Umpqua Holdings Corporation (NASDAQ: UMPQ) will conduct a conference call today, June 22, at 8:30 a.m. PDT to discuss the acquisition of Independent Financial Network (NASDAQ: INFN). To participate, please call 1-888-693-8686, and enter conference ID number 1973231. (A Web presentation highlighting the details of the proposed acquisition agreement will be available online at www.evoke.com. Select “Join a Meeting” and enter the conference ID number.)

Umpqua Holdings Corporation, parent company of Umpqua Bank, announced today it has signed an agreement to acquire all 5,418,419 outstanding shares of Independent Financial Network (IFN), a multi-bank holding company based in Coos Bay with subsidiaries throughout Southwest Oregon.

“Our agreement with IFN reflects our objective to represent the best of both worlds in the banking industry,” said Ray Davis, President and CEO of Umpqua Holdings. “We combine a philosophy geared to personal service, tailored offerings and the culture of smaller communities, while adding the financial strength and diverse services available only through a large and growing institution.”

Upon approval of the agreement, IFN shareholders will receive a fixed exchange ratio of 0.827 shares of Umpqua Holdings common stock for each share of IFN stock held. Based on Umpqua’s closing price on June 20, 2001 of $11.96 per share, this would equal $9.89 per share of IFN stock. The exchange will be tax-free and accounted for as a pooling-of-interests transaction.

IFN has granted to Umpqua Holdings an option to purchase 19.9 percent of its outstanding common stock under certain conditions. In conjunction with this agreement, Umpqua Holdings will also purchase the minority interests of shareholders in IFN’s subsidiary banks Oregon State Bank and McKenzie State Bank for 223,821 shares of Umpqua Holdings Common Stock.

All IFN-affiliated banks will be merged into Umpqua Holdings subsidiary, Umpqua Bank. The combined banks will have assets of approximately $1.2 billion, deposits of approximately $1 billion and shareholders’ equity of $115 million.

The Board of Directors of both Umpqua Holdings Corporation and IFN have unanimously approved the definitive agreement. Each Board of Directors of the individual IFN subsidiary banks has approved its respective plan of merger, with the exception of Oregon State Bank, which will complete due diligence as late as Tuesday, June 26. However, IFN, as controlling shareholder of all subsidiary banks, has committed to approve each plan of merger.

Completion of the transaction is expected by the end of 2001 and is subject to regulatory approval and the approval by the respective shareholders of both institutions. It is expected that the operational integration of the institutions will be completed during the first half of 2002.

“IFN’s network of community banks pride themselves on superior customer service and a commitment to their local communities, which reflects Umpqua’s values as well,” said William Haden, President and CEO of Umpqua Bank. “We are excited about the opportunities to enhance the strong relationships IFN has built with its customers and the growth potential for Umpqua Bank.”

“Umpqua Bank’s financial strength and long tradition of excellent community and customer service make this acquisition a winning deal for IFN’s customers and shareholders,” said Chuck Brummel, IFN’s Chairman and CEO. “The agreement not only recognizes the value of IFN’s network and the strength of our local relationships, it gives our banks, and their customers, additional financial leverage to invest in their local communities.”

Under the acquisition agreement, Haden will continue to serve as President and CEO of Umpqua Bank. Brummel will assume the responsibilities of Executive Vice President of the bank. The Boards of Directors of IFN and of its affiliated banks will be dissolved, and two IFN directors will be added to the Board of Directors of Umpqua Holdings. Davis will continue to lead the combined enterprises as President and CEO of Umpqua Holdings.

Umpqua Holdings expects the acquisition to be accretive to earnings-per-share in 2002. One-time acquisition-related charges of approximately $5 million are anticipated during 2001. The pro forma market capitalization of Umpqua Holdings is expected to exceed $225 million.

The advisors on this transaction are D.A. Davidson & Company for Umpqua, and Ragen-MacKenzie for IFN.

Umpqua Bank, established in 1953 and headquartered in Roseburg, holds assets of $800 million and deposits of $687 million, as of March 31, 2001. Umpqua Bank has 28 stores and more than 50 ATM locations along the I-5 corridor from Ashland to Portland.

IFN was founded in 1983 as a holding company for the 82-year-old Security Bank, based in Coos Bay, and has grown to include several other community-based financial institutions. As of March 31, 2001, IFN held total assets of $389.6 million and deposits of $323.3 million. IFN’s community banks and non-bank subsidiaries include:

  Security Bank, with offices in Coos Bay, Coquille, Bandon, Myrtle Point and North Bend.
  Pacific State Bank, with offices in Reedsport and Lakeside.
  Lincoln Security Bank, with offices in Newport and Waldport.
  Family Security Bank, with one office in Brookings-Harbor.
  McKenzie State Bank, with one office in Springfield.
  Oregon State Bank, with one office in Corvallis.

  Roseburg Community Banking Company, with offices in Roseburg and Winston.
  Security Mortgage, with retail and wholesale mortgage lending offices in Coos Bay, Bend and Portland.
  Alliance Technology, Inc., a data processing and IT consulting company with offices in Coos Bay and Portland.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon state-chartered bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 28 locations in six Oregon counties: Jackson, Josephine, Douglas, Lane, Marion, and Multnomah. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams and York, which has five locations around the state and offers brokerage services within Umpqua Bank. The Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquabank.com.

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This press release includes forward-looking statements. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2000. These risk factors include, but are not limited to, the Company’s ability to continue generating loans, the Company’s ability to execute on its community-based retail banking strategy, and intense competition within the retail banking industry, which the Company believes will increase. Specific risks in this press release include the timing of the proposed acquisition, expected cost savings and other synergies following the acquisition, the actual amount of the acquisition related expenses and the market price of the company’s common stock following the acquisition.